SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 28, 2001

        DATA RESEARCH ASSOCIATES, INC.
(Exact Name of Registrant as Specified in its Charter)

MISSOURI (State or Other Jurisdiction of Incorporation)	0-20244 (Commission File Number)	43-1063230 (IRS Employer Identification No.)

1276 North Warson Rd., St. Louis, Missouri (Address of Principal Executive Offices)	63132 (Zip Code)

(314) 432-1100 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 5.    Other Events.

      On June 27, 2001, SIRSI Holdings Corp., a privately held company ("SIRSI") and Data Research Associates, Inc. (the "Company") announced the signing of an amendment to the merger agreement extending for a period of ten days the time after which either party may terminate the agreement if SIRSI does not obtain financing letters or commence an offer to purchase. Attached hereto as an exhibit is the Amendment to the Agreement and Plan of Merger.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No.	Description

2.2	Amendment to the Agreement and Plan of Merger by and among the Company, McGuire Acquisition Inc. and SIRSI dated as of June 27, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2001

DATA RESEARCH ASSOCIATES, INC.

By: /s/ Michael J. Mellinger Michael J. Mellinger President, Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2	Amendment to the Agreement and Plan of Merger by and among the Company, McGuire Acquisition Inc. and SIRSI dated as of June 27, 2001.